                Filed Pursuant to Rule 424(b)(7)

Registration No. 333-157364

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock ($0.20 per share)	967,000	$18.67	$18,053,890.00	$1,287.24

(1)   Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices on the NASDAQ Global Select Market on April 5, 2010.

(2)   Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

[HERMAN MILLER LOGO]

PROSPECTUS SUPPLEMENT

(To Prospectus Filed February 17, 2009)

967,000 Shares

HERMAN MILLER, INC.

COMMON STOCK

($.20 par value)

This prospectus supplement relates to the potential resale from time to time by selling securityholders of up to 967,000 shares of our common stock, $.20 par value per share.  The 967,000 shares of our common stock (the "Securities") were originally issued by us and contributed to Wells Fargo Bank, N.A., as trustee ("Wells Fargo Bank") of the Herman Miller, Inc. Retirement Income Trust (the "Trust") on February 9, 2010, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  On March 31, 2010, Russell Trust Company (the "Trustee") replaced Wells Fargo Bank as trustee of the Trust and, in connection therewith, the Securities were transferred to the Trustee in a transaction exempt from the registration requirements of the Securities Act.

The Trustee and its successors, including transferees (collectively, the "Selling Securityholders"), may offer the Securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If the Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholders will be responsible for underwriting discounts or commissions or agents' commissions.

We will not receive any proceeds from the sale of Securities by the Selling Securityholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "MLHR."  On April 6, 2010, the last reported sales price of our common stock was $18.79 per share.

Investing in our common stock involves certain risks.  See "Risk Factors" on page S-1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus supplement is not an offer to sell these shares, and it is not soliciting an offer to buy these shares, in any state where the offer or sale is not permitted.

The date of this Prospectus Supplement is April 7, 2010.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering of the Securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.  The second part is the accompanying prospectus, dated February 17, 2009, which describes more general information, some of which may not apply to this offering.  You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

When acquiring any Securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference.  Neither we, nor any dealers or agents, have authorized anyone to provide you with different information.  The Selling Securityholders are not offering the Securities in any jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.  If the information conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

In this prospectus supplement and the accompanying prospectus, the terms "we," the "company," "us," and "our" refer to Herman Miller, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the "SEC").  The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits.  We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we filed at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information.  The statements this prospectus supplement makes pertaining to the content of any contract, agreement, or other document that is an exhibit to or incorporated by reference in the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements, or documents.  You should read those contracts, agreements, or documents for information that may be important to you.  The registration statement, exhibits, and schedules are available at the SEC's public reference room or through its internet site.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and information we later file with the SEC will automatically update and supersede that information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated (other than current reports furnished on Form 8‑K under Item 2.02 or Item 7.01, unless we specifically state in such current report that such information is to be considered "filed" under the Securities and Exchange Act of 1934 or we incorporate it be reference into a filing under the Securities Act of 1933):

•         Annual Report on Form 10-K for the fiscal year ended May 30, 2009;

ii

•         Quarterly Reports on Form 10-Q for the quarterly periods ended August 29, 2009 and November 28, 2009;

•         Current Reports on Form 8-K filed on September 16, 2009 and December 16, 2009; and

•         The description of our capital stock contained in the Amended Registration Statement on Form S-3 filed on May 8, 1997.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

James E. Christenson

Secretary, SVP Legal Services

Herman Miller, Inc.

855 East Main Avenue

P.O. Box 302

Zeeland, Michigan 49464-0302

Telephone:  (616) 654-3000

FORWARD-LOOKING STATEMENTS

                Certain statements in this prospectus supplement are not historical facts but are "forward-looking statements" as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended.  Such statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the office furniture industry, the economy and the company itself.  Words like "anticipates," "believes," "confident," "estimates," "expects," "forecasts," "likely," "plans," "projects," "should," variations of such words, and similar expressions identify such forward-looking statements.  These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  These risks include, without limitation:

•         employment and general economic conditions;

•         our funding obligations for our defined benefit pension plans;

•         the pace of economic activity in the U.S. and in our international markets;

•         our ability to access capital to fund our operations and growth;

•         the increase in white collar employment;

•         the willingness of customers to undertake capital expenditures;

•         the types of products purchased by customers;

•         competitive pricing pressures;

•         the availability and pricing of raw materials;

•         our reliance on the timely delivery of goods by certain suppliers;

•         currency fluctuations;

•         the ability to increase prices to absorb the additional costs of raw materials;

•         the financial strength of our dealers;

•         the financial strength of our customers;

•         the mix of our products purchased by customers;

•         our ability to attract and retain key executives and other qualified employees;

•         our ability to continue to make product innovations;

•         the success of newly introduced products;

•         our ability to serve all of our markets;

•         possible acquisitions;

•         divestitures or alliances;

•         the outcome of pending litigation or governmental audits or investigations;

•         political and economic risks in the international markets we serve; and

•         other risks identified in our filings with the Securities and Exchange Commission.

Therefore, actual results and outcomes may materially differ from what we express or forecast.  Furthermore, we undertake no obligation to update, amend, or clarify forward-looking statements.

iii

RISK FACTORS

                An investment in the Securities involves certain risks.  You should carefully consider the risks described in "Item IA. Risk Factors" in our Annual Report on Form 10-K for the year ended May 30, 2009, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.  These risks and uncertainties are not the only ones we face; other risks, either unforeseen or currently deemed less significant, may also have a negative impact on our company.  If any of these risks actually occurs, our business, operating results, cash flows, and financial condition could be materially adversely affected.

USE OF PROCEEDS

                We will not receive any proceeds from any sale of the Securities by the Selling Securityholders.

DIVIDEND POLICY

                We have historically paid a regular quarterly dividend on our common stock.  The amount of the quarterly dividend for each of the record dates May 30, 2009, August 29, 2009, November 28, 2009 and February 27, 2010 was $0.022 per share.  However, the timing and amount of future dividends, if any, is at the discretion of our Board of Directors and will depend upon our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements, and other relevant factors.  There are no assurances that dividends will be paid by us in future periods or that dividends, if paid, will be at the same amounts per share as in prior periods.

DESCRIPTION OF COMMON STOCK

General

The following description of our common stock summarizes the material terms and provisions of the Securities that may be offered from time to time pursuant to this prospectus supplement.  For the complete terms of our common stock, please refer to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws that are incorporated by reference into the registration statement of which this prospectus supplement is a part or may be incorporated by reference in this prospectus supplement.  The terms of our common stock may also be affected by the Michigan Business Corporation Act.  The summary below is qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Our Restated Articles of Incorporation authorize us to issue a total of 240,000,000 shares of our common stock.  As of April 2, 2010, a total of 56,959,155 shares were issued and outstanding.  As of that date, we have reserved an aggregate of 7,863,116 shares of our common stock for issuance pursuant to equity incentive and other stock plans we have previously adopted.

Holders of our common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of funds legally available for dividends.  Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our Board of Directors may provide in the future with respect to preferred stock that the Board of Directors may hereafter authorize.  Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Anti-Takeover Effects of Certain Provisions in our Articles, Bylaws and Michigan Law

Some provisions of our Restated Articles of Incorporation, as amended, our Amended and Restated Bylaws, as well as Michigan law may be deemed to have an anti-takeover effect and may collectively operate to delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization.  Our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Classified Board of Directors.  The Company's Restated Articles of Incorporation divide the members of our Board of Directors into three classes.  The members of each class serve for a three-year term.  The terms are staggered so that each year the term of only one of the classes expires.  Staggering directors' terms makes it more difficult for a potential acquirer to seize control of a target company through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stand for election in any one year.

Size of the Board of Directors.  The Company's Restated Articles of Incorporation provide that the number of directors may be determined by an affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation).  Generally, a "Continuing Director" is a director who is unaffiliated with a person or entity who owns 10% or more of the Company's common stock and was a director before the shareholder owned 10% or more of the Company's common stock.  The approval by the Continuing Directors makes it more difficult for a potential acquirer to seize control of the Board of Directors by increasing the number of directors and electing, through its voting power, sufficient directors to control the Board.

Board Evaluation of Certain Offers.  The Company's Restated Articles of Incorporation require the Board of Directors to evaluate any offer to make a tender or exchange offer for any capital stock of the Company, to merge or consolidate the Company with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Company prior to approving, adopting or recommending any such offer.  Specifically, the Board of Directors must determine that any such offer would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders.  In connection with its evaluation of the best interests of the Company and its shareholders, the Board of Directors must consider all relevant factors, including, among other factors, the potential social and economic impact of the offer and its consummation on the Company, its employees, customers, vendors and the communities in which the Company operates or is located.  The obligation of the Board of Directors to consider such interests may make it more difficult for a potential acquirer to seize control of the Company.

Amendment of Restated Articles of Incorporation and Amended and Restated Bylaws.  Under the terms of the Company's Restated Articles of Incorporation, amendments to Article IX of the Restated Articles of Incorporation (concerning the Board of Directors) and to Article X of the Restated Articles of Incorporation (concerning Board Evaluation of Certain Offers) require an affirmative vote of at least 80% of the outstanding shares entitled to vote on those matters.  Under the terms of the Company's Amended and Restated Bylaws, amendments to Sections 2 or 3 of Article IV of the Amended and Restated Bylaws (concerning directors) require an affirmative vote of a majority of the Continuing Directors and at least 80% of the Board of Directors.

Director Nominations.  The Company's Amended and Restated Bylaws provide that nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors.  A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given to the Company within certain periods of time.  Each shareholder's notice must include certain information concerning the shareholder making the nomination and the nominee as may reasonably be required by the Company to determine the qualifications of such person to serve as a director.

Shareholder Proposals.  The Company's Amended and Restated Bylaws provide that the Board of Directors will submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting; (a) who submits to the Company a timely Notice of Proposal in accordance with the requirements of Section 12 of Article III of the Amended and Restated Bylaws and the proposal is a proper subject for action by shareholders under Michigan law; or (b) whose proposal is included in the Company's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the SEC.  Each shareholder's Notice of Proposal must include certain information concerning the shareholder submitting the notice as well as the proposal.

Fair Price Act.  Certain provisions of the Michigan Business Corporation Act, referred to as the Fair Price Act, establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination."  The Fair Price Act defines a "business combination" to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates" of an interested shareholder.  An "interested shareholder"  is generally any person who owns 10% or more of the outstanding voting shares of the Company.  An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions.  These conditions include, among others:  (1) the purchase price to be paid for the shares of common stock in the business combination must be at least equal to the highest of either (a) the market value of the shares on the date that the business combination was announced or on the date that the interested shareholder first became an interested shareholder, whichever is higher, or (b) the highest per share price paid by an interested shareholder within the two-year period preceding the announcement of the business combination or in the transaction in which the shareholder first became an interested shareholder, whichever is higher; (2) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the Company except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (3) at least five years have passed between the date the interested shareholder first became an interested shareholder and the date the business combination is completed.  The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution before the time that the interested shareholder first became an interested shareholder.

SELLING SECURITYHOLDERS

On February 9, 2010, we issued the Securities covered by this prospectus supplement to Wells Fargo Bank as trustee of the Trust, in a transaction exempt from the registration requirements of the Securities Act.  On March 31, 2010, the Trustee replaced Wells Fargo Bank as trustee of the Trust and, in connection therewith, the Securities were transferred to the Trustee, which is the initial Selling Securityholder under this prospectus supplement, in a transaction exempt from the registration requirements of the Securities Act.  The table below sets forth the name of the initial Selling Securityholder, its beneficial ownership prior to and after the completion of this offering and the number of Securities that the initial Selling Securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus supplement.  The table assumes that, after completion of the offering, none of the Securities covered by this prospectus supplement will be held by the Selling Securityholders.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Selling Securityholder	Shares	Percent		Shares	Percent

Russell Trust Company, as trustee	--	--	967,000	--	--

The Trust is maintained under the Trust Agreement, dated March 31, 2010, by and between the Company and the Trustee.  The Trust is the fund to which the Company makes contributions under the Herman Miller, Inc. Retirement Income Plan (the "Plan").  The Plan is a retirement plan maintained by the Company to provide certain benefits to eligible employees.  It was converted from a traditional defined benefit pension plan into a hybrid "cash balance plan" effective as of November 29, 1998.  Under the Plan, the Company credits each employee's account with an amount equal to 4% of his or her salary, up to the maximum salary level permitted by the Internal Revenue Service (currently $245,000). Each account is also credited with hypothetical interest return pegged to a predetermined benchmark (for fiscal 2009 interest was credited at 4.44%).  No participant contributions are required or permitted.  The Company administers the Plan.  The Company appointed Russell Trust Company, as investment manager (the "Investment Manager") to direct the investment and reinvestment of certain contributions maintained by the Trustee in segregated investment accounts.  The Trustee administers the Trust and manages the assets held in the Trust except those assets for which the Investment Manager has been appointed.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Securities.  To our knowledge, the Selling Securityholders have sole voting and investment power with respect to the Securities except as otherwise provided in the Plan.

We do not know when or in what amounts the Selling Securityholders may offer the Securities for sale.  The Selling Securityholders might not sell any or all of the Securities offered by this prospectus supplement.  Because the Selling Securityholders may offer all or some of the Securities pursuant to this offering, and because currently no sale of any of the Securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the Securities that will be held by the Selling Securityholders after completion of the offering.

PLAN OF DISTRIBUTION

The Selling Securityholders or their affiliates or successors, including their transferees, may sell the Securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

▪  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus supplement, the NASDAQ Global Select Market;

▪  in the over-the-counter market;

▪  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

▪  through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the Securities covered by this prospectus supplement, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling Securityholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities pursuant to this prospectus supplement and to the activities of the Selling Securityholders.

LEGAL MATTERS

The validity of the Securities offered by the Selling Securityholders pursuant to this prospectus supplement will be passed upon for us by Varnum LLP, Grand Rapids, Michigan.

EXPERTS

                The consolidated financial statements of Herman Miller, Inc. appearing in Herman Miller, Inc.'s Annual Report (Form 10-K) for the fiscal year ended May 30, 2009 (including the financial statement schedule appearing therein), and the effectiveness of Herman Miller, Inc.'s internal control over financial reporting as of May 30, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

[HERMAN MILLER LOGO]

PROSPECTUS

HERMAN MILLER, INC.

COMMON STOCK

($.20 par value)

We may offer and sell from time to time, in one or more offerings, shares of our common stock.  We may offer these securities in amounts, at prices and on terms determined at the time of each offering thereof.  Each time we sell such securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering.  In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

We or any selling securityholders may offer and sell the securities directly to you, through agents, underwriters or dealers.  The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, dealers or underwriters involved in the offering and any applicable fees, commissions or discount arrangements.  The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "MLHR."  On February 13, 2009, the last reported sales price of our common stock was $11.78 per share.

Investing in our common stock involves certain risks.  See the "Risk Factors" section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these shares, and it is not soliciting an offer to buy these shares, in any state where the offer or sale is not permitted.

The date of this Prospectus is February 17, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we and/or selling securityholders may sell any of the securities described in this prospectus from time to time and in one or more offerings.  Each time we and/or selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering.  Each prospectus supplement may also add, update or change information contained in this prospectus.  Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

In this prospectus, the terms "we," the "company," "us," and "our" refer to Herman Miller, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we filed at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information.  The statements this prospectus makes pertaining to the content of any contract, agreement, or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements, or documents.  You should read those contracts, agreements, or documents for information that may be important to you.  The registration statement, exhibits, and schedules are available at the SEC's public reference room or through its internet site.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information we later file with the SEC will automatically update and supersede that information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated (other than current reports furnished on Form 8‑K under Item 2.02 or Item 7.01, unless we specifically state in such current report that such information is to be considered "filed" under the Securities and Exchange Act of 1934 or we incorporate it be reference into a filing under the Securities Act of 1933):

•         Annual Report on Form 10-K for the fiscal year ended May 31, 2008;

•         Quarterly Reports on Form 10-Q for the quarterly periods ended August 30, 2008, and November 29, 2008;

•         Current Reports on Form 8-K filed on September 17, 2008, November 12, 2008, December 17, 2008, and January 7, 2009; and

•         The description of our capital stock contained in the Amended Registration Statement on Form S-3 filed on May 8, 1997.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Joe Nowicki

Treasurer, VP Investor Relations

Herman Miller, Inc.

855 East Main Avenue

P.O. Box 302

Zeeland, Michigan 49464-0302

Telephone:  (616) 654-3000

You should rely only on the information contained in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of those documents.

FORWARD-LOOKING STATEMENTS

                Certain statements in this prospectus are not historical facts but are "forward-looking statements" as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended.  Such statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the office furniture industry, the economy and the company itself.  Words like "anticipates," "believes," "confident," "estimates," "expects," "forecasts," "likely," "plans," "projects," "should," variations of such words, and similar expressions identify such forward-looking statements.  These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  These risks include, without limitation:

•         employment and general economic conditions;

•         the pace of economic activity in the U.S. and in our international markets;

•         our ability to access capital to fund our operations and growth;

•         the increase in white collar employment;

•         the willingness of customers to undertake capital expenditures;

•         the types of products purchased by customers;

•         competitive pricing pressures;

•         the availability and pricing of raw materials;

•         our reliance on a limited number of suppliers;

•         currency fluctuations;

•         the ability to increase prices to absorb the additional costs of raw materials;

•         the financial strength of our dealers;

•         the financial strength of our customers;

•         the mix of our products purchased by customers;

•         our ability to attract and retain key executives and other qualified employees;

•         our ability to continue to make product innovations;

•         the success of newly introduced products;

•         our ability to obtain targeted margins from new products;

•         our ability to serve all of our markets;

•         possible acquisitions;

•         divestitures or alliances;

•         the outcome of pending litigation or governmental audits or investigations;

•         political risk in the international markets we serve; and

•         other risks identified in our filings with the Securities and Exchange Commission.

                Therefore, actual results and outcomes may materially differ from what we express or forecast.  Furthermore, we undertake no obligation to update, amend, or clarify forward-looking statements.

DESCRIPTION OF COMMON STOCK

General

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that may be offered from time to time pursuant to this prospectus.  For the complete terms of our common stock, please refer to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement.  The terms of our common stock may also be affected by the Michigan Business Corporation Act.  The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Our Restated Articles of Incorporation authorize us to issue a total of 240,000,000 shares of our common stock.  As of February 13, 2009, a total of 53,711,457 shares were issued and outstanding.  We have reserved an aggregate of 7,505,699 shares of our common stock for issuance pursuant to equity incentive and other stock plans we have previously adopted.

Holders of our common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of funds legally available for dividends.  Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our Board of Directors may provide in the future with respect to preferred stock that the Board of Directors may hereafter authorize.  Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Anti-Takeover Effects of Certain Provisions in our Articles, Bylaws, Michigan Law and Shareholder Rights Plan

Some provisions of our Restated Articles of Incorporation, as amended, our Amended and Restated Bylaws, and Michigan law as well as our Shareholder Rights Plan may be deemed to have an anti-takeover effect and may collectively operate to delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization.  As noted above, our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Classified Board of Directors.  The Company's Restated Articles of Incorporation divide the members of our Board of Directors into three classes.  The members of each class serve for a three-year term.  The terms are staggered, so that each year the term of only one of the classes expires.  Staggering directors' terms makes it more difficult for a potential acquirer to seize control of a target company through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stand for election in any one year.

Size of the Board of Directors.  The Company's Restated Articles of Incorporation provide that the number of directors may be determined by an affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation).  Generally, a "Continuing Director" is a director who is unaffiliated with a person or entity who owns 10% or more of the Company's common stock and was a director before the shareholder owned 10% or more of the Company's common stock.  The approval by the Continuing Directors makes it more difficult for a potential acquirer to seize control of the Board of Directors by increasing the number of directors and electing, through its voting power, sufficient directors to control the Board.

Board Evaluation of Certain Offers.  The Company's Restated Articles of Incorporation require the Board of Directors to evaluate any offer to make a tender or exchange offer for any capital stock of the Company, to merge or consolidate the Company with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Company prior to approving, adopting or recommending any such offer.  Specifically, the Board of Directors must determine that any such offer would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders.  In connection with its evaluation of the best interests of the Company and its shareholders, the Board of Directors must consider all relevant factors, including, among other factors, the potential social and economic impact of the offer and its consummation on the Company, its employees, customers, vendors and the communities in which the Company operates or is located.  The obligation of the Board of Directors to consider such interests may make it more difficult for a potential acquirer to seize control of the Company.

Amendment of Restated Articles of Incorporation and Amended and Restated Bylaws.  Under the terms of the Company's Restated Articles of Incorporation, amendments to Article IX of the Restated Articles of Incorporation (concerning the Board of Directors) and to Article X of the Restated Articles of Incorporation (concerning Board Evaluation of Certain Offers) require an affirmative vote of at least 80% of the outstanding shares entitled to vote on those matters.  Under the terms of the Company's Amended and Restated Bylaws, amendments to Sections 2 or 3 of Article IV of the Amended and Restated Bylaws (concerning directors) require an affirmative vote of a majority of the Continuing Directors and at least 80% of the Board of Directors.

Director Nominations.  The Company's Amended and Restated Bylaws provide that nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors.  A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given to the Company within certain periods of time.  Each shareholder's notice must include certain information concerning the shareholder making the nomination and the nominee as may reasonably be required by the Company to determine the qualifications of such person to serve as a director.

Shareholder Proposals.  The Company's Amended and Restated Bylaws provide that the Board of Directors will submit for consideration and vote by the shareholders, at any meeting of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting; (a) who submits to the Company a timely Notice of Proposal in accordance with the requirements of Section 12 of Article III of the Amended and Restated Bylaws and the proposal is a proper subject for action by shareholders under Michigan law; or (b) whose proposal is included in the Company's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the SEC.  Each shareholder's Notice of Proposal must include certain information concerning the shareholder submitting the notice as well as the proposal.

Fair Price Act.  Certain provisions of the Michigan Business Corporation Act, referred to as the Fair Price Act, establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination."  The Fair Price Act defines a "business combination" to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates" of an interested shareholder.  An "interested shareholder"  is generally any person who owns 10% or more of the outstanding voting shares of the Company.  An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions.  These conditions include, among others:  (1) the purchase price to be paid for the shares of common stock in the business combination must be at least equal to the highest of either (a) the market value of the shares on the date that the business combination was announced or on the date that the interested shareholder first became an interested shareholder, whichever is higher, or (b) the highest per share price paid by an interested shareholder within the two-year period preceding the announcement of the business combination or in the transaction in which the shareholder first became an interested shareholder, whichever is higher; (2) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the Company except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (3) at least five years have passed between the date the interested shareholder first became an interested shareholder and the date the business combination is completed.  The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution before the time that the interested shareholder first became an interested shareholder.

Shareholder Protection Rights Agreement.  On July 12, 1999, the Company paid a dividend of one right (a "Right") for each outstanding share of common stock ("Common Stock") of the Company held of record at the close of business on July 12, 1999 (the "Record Time").  The Rights were issued pursuant to a Shareholder Protection Rights Agreement, dated as of June 30, 1999 (the "Rights Agreement"), between the Company and First Chicago Trust of New York, a division of Equiserve Limited Partnership, as Rights Agent (the "Rights Agent").  Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Junior Participating Preferred Stock ("Junior Preferred Stock"), for $100 (the "Exercise Price"), subject to adjustment.  Separate certificates evidencing the Rights ("Right Certificates") were mailed to holders of record of Common Stock at the Record Time (the "Separation Time").

The Rights will expire on the earlier of (i) the close of business on July 12, 2009, and (ii) the date on which the Rights are redeemed as described below (the "Expiration Time").  The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of, or in exchange for, Common Stock.

In the event that prior to the Expiration Time, a Flip-In Date (as defined below) shall occur, the Company shall take such action as shall be necessary to ensure and provide that, if permitted by applicable law, each Right (other than Rights beneficially owned by the Acquiring Person (as defined below) or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with, and subject to, the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.  In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, if applicable law permits Rights owned by the Acquiring Person and any Associate or Affiliate thereof to become void, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio").  Immediately upon such action by the Board of Directors, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.  "Flip-In Date" means the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such other than as a result of a Flip-over Transaction or Event (as defined below).  "Acquiring Person" means a Person becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock.

Whenever the Company shall become obligated (as described in the preceding paragraph) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Junior Preferred Stock, at a ratio of one one-hundredth of a share of Junior Preferred Stock for each share of Common Stock so issuable.

In the event that prior to the Expiration Time the Company enters into, consummates, or permits to occur a "Flip-over Transaction or Event" (as defined in the Rights Agreement), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate, or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement.

The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a redemption price of $.001 per Right, subject to adjustment, (the "Redemption Price"), as provided in the Rights Agreement.  Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.  The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company.  The Rights, however, may have certain anti-takeover effects.  The Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company.  Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders on or prior to the Flip-in Date, because the Rights can be redeemed before the consummation of such transaction.

Whenever particular terms that are defined in the Rights Agreement are referred to in this prospectus, it is intended that such defined terms shall be incorporated herein by reference.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

USE OF PROCEEDS

                We expect to use the net proceeds from the offerings for general corporate purposes.  Except as otherwise described in the applicable prospectus supplement, we will not receive any proceeds in the event that our securities are sold by a selling securityholder.

DIVIDEND POLICY

We have historically paid a regular quarterly dividend on our common stock.  The amount of the quarterly dividend for each quarter in fiscal year 2009 was $0.088 per share.  However, the timing and amount of future dividends, if any, is at the discretion of our Board of Directors and will depend upon our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements, and other relevant factors.  There are no assurances that dividends will be paid by us in future periods or that dividends, if paid, will be at the same amounts per share as in prior periods.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Varnum LLP, Grand Rapids, Michigan.

EXPERTS

The consolidated financial statements of Herman Miller, Inc. appearing in Herman Miller, Inc.’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2008 (including the financial statement schedule appearing therein), and the effectiveness of Herman Miller, Inc.’s internal control over financial reporting as of May 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.